SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  September 9, 1999
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                           PREMARK INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)



    Delaware                          1-9256                 36-3461320
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  (State Or Other                  (Commission              (IRS Employer
  Jurisdiction Of                   File Number)           Identification No.)
  Incorporation)




                    1717 Deerfield Road, Deerfield, IL 60015
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               (Address of Principal Executive Offices) (Zip Code)







Registrant's telephone number, including area code          (847) 405-6000
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Item 5.     Other Events.


            Premark International, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of September 9, 1999, by and among Illinois Tool Works Inc. ("Illinois Tool Works"), CS Merger Sub Inc. ("Merger Sub") and the Company (the "Merger Agreement"), pursuant to which, among other things, subject to the terms and conditions contained in the Merger Agreement, Merger Sub will be merged (the "Merger") into the Company, with the Company surviving as a wholly owned subsidiary of Illinois Tool Works, and each share of Company common stock, par value $1.00 per share (the "Company Common Stock") will be converted into the right to receive Illinois Tool Works common stock, par value of $.01 ("Illinois Tool Works Common Stock"), with an intended value of $55, subject to adjustment based upon the trading price of Illinois Tool Works Common Stock during the 20 trading day period ending on the second business day prior to the closing of the Merger. The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

            As a condition and inducement to Illinois Tool Works' and Merger Sub's willingness to enter into the Merger Agreement, the Company has entered into a Stock Option Agreement with Illinois Tool Works dated as of September 9, 1999 (the "Option Agreement"). Pursuant to the Option Agreement, Illinois Tool Works has an option (the "Option") to purchase 12,203,694 shares of the Company's Common Stock at a price of $34.06 (the "Option Price") per share of Company Common Stock under certain circumstances, subject to adjustment. The Option Agreement limits the profit that Illinois Tool Works may receive pursuant to the Option to $30 million in the aggregate. The foregoing descriptions of the Option and the Option Agreement are qualified in their entirety by reference to the Option Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

            In connection with the Merger Agreement, the Company has amended (the "Amendment") its Rights Agreement, dated as of November 6, 1996, by and between the Company and Norwest Bank Minnesota, N.A. (as Rights Agent) to, among other things, provide that the rights shall not become exercisable as a result of the Merger, the Merger Agreement or the Option Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

            On September 9, 1999, the Company issued a joint press release with Illinois Tool Works announcing the execution of the Merger Agreement and the Option Agreement. A copy of the joint press release is filed as Exhibit 99.3 hereto.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of September 9, 1999, by and among Illinois Tool Works Inc., CS Merger Sub Inc. and Premark International, Inc.


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

Exhibit 99.1 Stock Option Agreement dated as of September 9, 1999 by and between Illinois Tool Works Inc. and Premark International, Inc.

Exhibit 99.2 Amendment to Rights Agreement dated as of September 9, 1999 by and between Premark International, Inc. and Norwest Bank Minnesota, N.A. (as Rights Agent)

Exhibit 99.3   Joint Press Release dated September 9, 1999


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

                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PREMARK INTERNATIONAL, INC.




Date:  September 10, 1999               By:  /s/ Lawrence B. Skatoff
                                           ----------------------------------
                                      Name:  Lawrence B. Skatoff
                                     Title:  Senior Vice President and
                                             Chief Financial Officer




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

                                  EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Merger, dated as of September 9, 1999, by and among Illinois Tool Works Inc., CS Merger Sub Inc. and Premark International, Inc.

Exhibit 99.1 Stock Option Agreement dated as of September 9, 1999 by and between Illinois Tool Works Inc. and Premark International, Inc.

Exhibit 99.2 Amendment to Rights Agreement dated as of September 9, 1999 by and between Premark International, Inc., and Norwest Bank Minnesota, N.A. (as Rights Agent)

Exhibit 99.3   Joint Press Release dated September 9, 1999




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